UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors has appointed Todd K. Morgan as Chief Executive Officer of Information Architects Corporation, a North Carolina corporation on May 23, 2006. There are no employment contracts or description of compensation between Mr. Morgan and the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Morgan co-founded, structured, and developed business strategies for the American Sportsman TV.com, and ClearCast Communications to begin nationwide launch of VOIP,nd IPTV and E-commerce services to both the Consumer and Business sectors.

 Heco-founded and developed Franchise Launch, a business development organization that focuses on helping organizations desiring to enter the franchise area.  With his business development experience, Mr. Morgan helped Launch several businesses, and his organization helps implement a national growth strategy with each client.  Mr. Morgan has developed a tremendous track record as Franchise Launch has developed 40 million in stockholder equity in a two year period.

While Vice President of New Business for Franchise Growth Systems, Mr. Morgan was instrumental in signing 11 strategic partnership agreements for sales services in the first year.

Mr. Morgan consulted and implemented a strong master franchise system with each client allowing a speed to market strategy giving Franchise Growth Clients enormous value in various regions throughout the United States.

Mr. Morgan has over 18 years in the Healthcare industry.  He owned and managed a Practice Management company overseeing operations of 60 employees.  After developing the business to over 376 physicians and managing over 500 Million in receivables, Mr. Morgan successfully sold the company to a large Healthcare Organization.  While with the new healthcare company, he developed a FamilyCare Networkwhich included 72 employees and provided services to over 600 physicians.

Mr. Morgan developed a strong sales record on a national basis with large Healthcare IT vendors such as McKessonHBO & Cerner, where he indoctrinated clients in the complexities and use of multi-million dollar software systems throughout the entire continuum of care,interacting with major hospital CXO suite, directors and other large national medical service providers on an executive level.

Mr. Morgan Developed, grew and sold an internet Golf journal, GolfRounds.com, oversaw the business strategies to launch and developed a broad based informational golf website.    Has owned a Master Franchise in the coffee industry, where he developed and implemented franchise sales plans, complete advertising plans and sales projections.

Through experience, Mr. Morgan  has the ability to match the needs and desires of individuals seeking the right business opportunities or relationships.   Mr. Morgan  has been able to help finance several start up companies and continue to be a private investment strategists with both past and current clients.  Opening the door to the right situation for the right person at the right time.

Item 9.01 Exhibits

Number	Description
99.1	Press Release, dated May 23, 2006 entitled “Information Architects Names New CEO”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: May 25, 2006	Information Architects Corporation BY: /S/ Todd K. Morgan —————————————— Todd K. Morgan CEO